UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2015

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 27, 2015, Fortinet, Inc., a Delaware corporation (“Parent”), Malbrouck Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Meru Networks, Inc., a Delaware corporation (“Meru”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of Meru common stock, $0.0005 par value, at a price of $1.63 per share (the “Offer Price”), without interest and subject to any required withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of shares of Meru common stock then outstanding (calculated on a fully diluted basis) being tendered into the Offer, (ii) the receipt of required approvals, waivers and consents, and (iii) other conditions set forth in Exhibit A to the Merger Agreement.

The Offer will expire at midnight, on the 20th business day (calculated in accordance with the rules of the Securities Exchange Act of 1934) following the commencement date of the Offer unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into Meru with Meru surviving as a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of Meru, Shares held directly or indirectly by Parent or its subsidiaries, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Merger Sub and Meru as soon as practicable following the consummation of the Offer without a stockholders meeting pursuant to the DGCL.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and Meru. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Meru and its subsidiaries between signing and closing, restrictions on responses by Meru with respect to alternative transactions, governmental filings and approvals and other matters.

The Merger Agreement generally prohibits Meru’s solicitation of proposals relating to alternative business combination transactions and restricts Meru’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement contains termination rights for each of Parent, Merger Sub and Meru, and further provides that upon termination of the Merger Agreement under specified circumstances Meru may be required to pay Parent a termination fee of $2.2 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Meru, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules include information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Meru, Merger Sub and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Meru, Merger Sub or Parent.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, all members of the board of directors of the Company entered into a Tender and Support Agreement with Parent and Merger Sub (the “Tender and Support Agreement”), which provides, among other things, that such directors will tender their Shares in the Offer and vote their Shares in favor of approving the principal terms of the Merger, if applicable. The Tender and Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tender and Support Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Parent and Meru issued a joint press release on May 27, 2015 announcing the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

2.1	Agreement and Plan of Merger by and between Fortinet, Inc., Malbrouck Acquisition Corp. and Meru Networks, Inc. dated May 27, 2015.

99.1	Form of Tender and Support Agreement by and between Fortinet, Inc., Malbrouck Acquisition Corp. and certain stockholders of Meru Networks, Inc. dated May 27, 2015.

99.2	Press release dated May 27, 2015.

Additional Information and Where to Find It

The tender offer described herein has not yet commenced. No statement in this document is an offer to purchase nor a solicitation of an offer to sell shares of Meru, nor is it a substitute for the tender offer materials that Parent and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender is commenced, Parent and Merger Sub will file tender offer materials on Schedule TO, and Meru will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Meru are urged to read these documents when they become available because they will contain important information that holders of Meru securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Meru at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report, other than purely historical information, including estimates, projections and statements relating to Meru’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Meru, Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of Meru’s stockholders will tender their Shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on Meru’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of Meru, including those set forth in Meru’s filings with the SEC, especially in “Item 1A. Risk Factors” of Meru’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and in other periodic reports and filings with the SEC from time to time. The reader is cautioned not to unduly rely on these forward-looking statements. Meru expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: May 27, 2015	By:	/s/ Mark Liu
		Name:	Mark Liu
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

2.1	Agreement and Plan of Merger by and between Fortinet, Inc., Malbrouck Acquisition Corp. and Meru Networks, Inc. dated May 27, 2015.

99.1	Form of Tender and Support Agreement by and between Fortinet, Inc., Malbrouck Acquisition Corp. and certain stockholders of Meru Networks, Inc. dated May 27, 2015.

99.2	Press release dated May 27, 2015.